UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Consent Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☑

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☐	Preliminary Consent Statement
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☐	Definitive Consent Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to Section 240.14a-12
ANHEUSER-BUSCH COMPANIES, INC.

(Name of Registrant as Specified in Its Charter)
INBEV S.A.

(Name of Person(s) Filing Consent Statement, if Other Than the Registrant)
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On July 15, 2008 InBev S.A. released the following advertisement:

Creating The Global Leader in Beer Anheuser-Busch and InBev are joining forces to become the world’s leading brewer and one of the world’s top five consumer products companies. This combination will create a stronger, more competitive global company with an unrivalled worldwide brand portfolio, including Budweiser, Stella Artois and Beck’s and a network to distribute these brands to consumers around the world. The new company will be named Anheuser-Busch InBev and will reflect our shared appreciation for what makes beer truly great: time-honored institutions and traditions, and deep roots in the community that go back generations. We are extremely excited about this combination and the opportunities it will bring to our employees, consumers, wholesalers, business partners, shareholders and the communities we serve. Our vision is about growth and investment and creating long-term opportunities for our business around the world. This historic transaction will allow us to become a truly diversified, international company with a strong presence in various global markets including the U.S., Europe, Asia, South America and Canada. Together, Anheuser-Busch and InBev will be able to accomplish much more than each can on its own. We have been successful business partners for quite some time, and it’s only natural for us to take our next steps together in this increasingly competitive global environment. A change in ownership doesn’t mean a change in what matters. Bud will always be Bud, from St. Louis to Buenos Aires to Shanghai. This combination will spread the great taste of Budweiser and the spirit of America to new consumers around the world. Carlos Brito August Busch IV CEO, InBev President and CEO, Anheuser-Busch In connection with the proposed acquisition, Anheuser-Busch (“A-B”) and/or InBev intend to file relevant materials with the SEC. INVESTORS OF A-B ARE URGED TO READ THE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents for free through the SEC’s website at www.sec.gov, and A-B stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from A-B. InBev and A-B and certain of their directors and executive officers may be deemed to be participants (the “Participants”) in the solicitation of proxies from A-B stockholders in connection with the proposed transaction. Investors may obtain information regarding the Participants and the interest of the Participants by reading the proxy statement when it becomes available.